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                                                                   EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT
                                (LARRY D. SMYTH)





         This Employment Agreement (the "Agreement") is made to be effective as of the 1st day of June, 1997 and is by and between Larry D. Smyth, whose address is 31301Trigo Trail, Coto de Caza, California 92679 ("You" or the "Executive") and Smyth Systems, Inc., a Delaware corporation with its principal office at 7100 Whipple Avenue, N.W., Canton, Ohio (the "Company" or "Smyth's"). Where appropriate in the context, the term "Company" shall also mean and include the Company and its, parents, subsidiaries and affiliates.

         In consideration of the mutual agreements and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to employ You and You agree to serve as an employee of the Company upon the following terms and conditions:

         1.       Condition Precedent.

                  This Agreement and the parties respective rights and obligations set forth herein are conditioned in their entirety on the filing of Articles of Merger in the State of Delaware by Company and Smyth's Merger Corp. ("SMC"), pursuant to which SMC shall merge with and into Company in a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

         2.       Term.

                  Subject to the other terms and conditions of this Agreement, the initial term of Your employment hereunder (the "Term") will be for the five (5) year period commencing June 1, 1997 and ending May 31, 2002, unless earlier terminated in accordance with this Agreement. Notwithstanding the foregoing, Your obligations under Section 8(b) and 9 below shall survive the expiration or termination of this Agreement.

         3.       Position; Duties; etc.

                  (a) Your title shall be Senior Vice President - District Operations and it shall be Your responsibility to perform all functions generally appropriate to such a position at all times in a lawful and professional manner which reflects positively upon the Company and serves its best interests, and such other reasonable duties as may be assigned by the Company's Board of Directors. In this capacity, You shall report to the Company's Board of Directors. You shall perform substantially all of Your duties at the Smyth's office located in Irvine, California, or at such other location as is mutually agreed to by You and the Company. The Company reserves the right to change Your duties (provided such changes are reasonably consistent with Your prior duties), Your position and the person(s) to whom You report, as may be necessary or appropriate and in the best interests of the Company.

                  (b) You will, to the best of Your abilities, effectively, diligently, in good faith and with integrity, devote Your full time, attention, energy and skill to the fulfillment of Your duties hereunder and shall at all times be promotive and supportive of the Company, its products, services, management and other employees, at a level of competence and effectiveness consistent with the position occupied.

                  (c) You will be subject to and will comply with such policies and procedures as are from time to time established for employees of the Company generally, except to the extent that such policies or procedures are inconsistent with the express terms of this Agreement, and in those instances, the terms of this Agreement shall control.

                  (d) You shall carefully monitor all aspects of the business, properties and affairs of the Company. Without limiting the generality of the foregoing, it shall be Your duty to notify the Company promptly upon becoming aware of any matter which constitutes or which might constitute a




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                           breach of any representation, warranty or covenant of
                           the Company and/or the Managing Stockholders (as such terms are defined in the Merger Agreement) under that certain Agreement and Plan of Merger, dated April 3, 1997, by and among Bristol Technology Systems, Inc., a Delaware corporation ("Bristol"), the Company, the Managing Stockholders, and SMC (the "Merger Agreement"). Nothing herein shall in any manner be construed to limit the duties and obligations that You have as a director and an officer of the Company under applicable State law or the applicable articles of incorporation or bylaws of the Company.

         4.       Compensation and Benefits

                  (a) Salary. As remuneration for Your services and provided You remain employed and are fulfilling Your duties hereunder, during the Term the Company will pay You, in accordance with Company policies, a gross salary calculated at the rate of One Hundred Thousand Dollars ($100,000) per year, payable in arrears in substantially equal installments on the Company's regular pay days, less any withholding of tax or any amounts required by law to be withheld and less any payments for fringe benefits or payments and contributions as may otherwise be authorized by You or required under employee benefit plans maintained from time to time by the Company. Your annual salary shall automatically be increased by five percent (5%) at the beginning of each fiscal year during the Term.

                  (b) Bonus. With respect to each year of the Term, and provided, in the sole discretion of the Board of Directors of the Company, You have been employed and have satisfactorily performed Your duties during the entire year, You shall be eligible to earn an annual bonus, payable in arrears, determined as of the end of the Company's fiscal year, in an amount equal to 8.25% of the Company's pretax profits for each year which are in excess of $524,000 (the "Baseline"). For this purpose, pre-tax profits shall be calculated in accordance with generally accepted accounting principles and reduced for all interest expense paid by Smyth's but shall not be reduced by (i) bonuses paid pursuant to this Agreement or the Employment Agreements with any of the other Managing Stockholders, or (ii) in the current fiscal year only, expenses paid by the Company pursuant to
                           Section 9.9 of the Merger Agreement, or (iii) any management fee or other similar expense paid to or charged by Bristol. If the Board of Directors of the Company reorganizes the Company into specific departments and/or divisions, then the Baseline shall be recalculated to reasonably account for such reorganization. Notwithstanding anything to the contrary above, the Baseline for the fiscal period June 1, 1997 through December 31, 1997, shall be $306,250.

         5.       Expenses.

                  The Company will reimburse You for all reasonable, ordinary and necessary travel (except normal travel between home and office) and other out-of-pocket expenses incurred by You for the purpose of and in connection with performing Your duties, subject to proper submission of substantiating documentation, and subject further to all Company policies respecting expense reimbursement, as the same may vary from time to time.

         6.       Employee Benefit Programs.

                  (a) Benefit Programs. You shall be entitled to participate in or receive benefits under all benefit programs, arrangements or perquisites which the Company maintains generally from time to time for its executive employees, which benefits shall be substantially similar to those benefits maintained by the Company prior to the merger of SMC with and into the Company.

                  (b) Vacation. You shall be entitled to a reasonable number of paid vacation days, but in any case not more than four (4) weeks per year during the Term.

         7.       Consequences of Termination of Employment.

                  (a) Death/Disability. In the event of Your death during the Term, Your employment hereunder shall be terminated as of the date of Your death and Your designated beneficiary, or, in the absence of such designation, Your estate or other legal representative (collectively, the




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                           "Estate") shall be paid Your unpaid salary through
                           the date occurring on the earlier of three (3) months from the date of death or the expiration of the Term of this Agreement. Other death benefits that do not overlap the foregoing will be determined in accordance with the terms of the Company's benefits programs and plans maintained from time to time by the Company for its executive employees. In the event You are mentally or physically disabled for a period of four or more consecutive months ("disability" being defined as a mental or physical impairment or condition which substantially and effectively prevents You from performing Your duties hereunder), or for any 120 days during any twelve month period during the Term, Your employment may be terminated on written notice to You. In such event, Your salary shall be continued for a period of two (2) months following the effective date of termination. Other than the salary set forth in this subsection (a), You or Your estate shall not be entitled to any other payment or benefit by reason of Your death or disability.

                  (b) Termination of Employment by the Company for Cause. The Company shall have the right to terminate Your employment and this Agreement for Cause and nothing herein, or in any other agreement between You and the Company shall prevent the Company from terminating Your employment for Cause. In the event You are terminated for Cause, You shall be paid Your salary through the date of termination and shall be entitled to those rights and benefits You may have earned through the date of termination in respect of benefits under any employee benefit plans or programs of the Company maintained from time to time by the Company for its executive employees as determined in accordance with the terms of such plans or programs, as the case may be. In addition, if You are terminated for Cause pursuant to the provisions of
                           Section 7(c)(ii), below, then You shall also be entitled to a one time severance payment due within thirty (30) days of such termination, equal to Your annual salary at the time of such termination, as set forth in Section 4(a), above.

                  (c) Cause Defined. The Company shall have "Cause" to terminate Your employment hereunder prior to the end of Term for the following reasons:

                           (i) If You commit an act of gross negligence or willful misconduct, or breach Your fiduciary duty to the Company;

                           (ii) If the Company fails to achieve for any (2) consecutive quarters certain quarterly performance criteria (A) reasonably set by the Board of Directors of the Company at the beginning of each fiscal year, and (B) based upon the Company's performance in the prior fiscal year, which failure is not cured within the four (4) month period immediately following the second consecutive quarter;

                           (iii) If You engage in drug or alcohol use or addiction which materially interferes with the performance of Your duties at any time;

                           (iv) If You engage in illegal, immoral or dishonest conduct;

                           (v) If You breach or fail to substantially perform any of the provisions of this Agreement, the Merger Agreement, ancillary or related agreements thereto, or any present or future agreement between You and the Company respecting non-competition or the ownership or protection of confidential information, inventions, patents, trademarks, copy-rights or other intellectual properties; or

                           (vi) Your voluntary termination of employment prior to expiration of the Term.

         8.       Covenants Regarding Confidential Information and Proprietary
                  Rights.

                  (a) Confidential Information Defined. As used herein, "Confidential Information" means all proprietary information, trade secrets and any non-public information, oral and written, and any document or media containing such information, concerning the Company or used by the Company in the operation of its business, including, without limitation, any of the Company's actual or prospective customers, suppliers, contractors and co-venturers or concerning any actual or planned discoveries, inventions, developments, improvements, technology, know-how, processes, products, services, businesses, business opportunities, operations, activities




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                           or plans of or belonging to the Company (including,
                           without limitation, technical formulae and designs, computer hardware and software, databases, original works of authorship, customer lists, bills of material, business plans, financial information, trade secrets and other proprietary information) provided that Confidential Information shall not include such portion of the aforesaid information which has become of hereafter becomes public knowledge within the business equipment industry through no fault of Your own.

                  (b) Confidentiality. It is understood and agreed that prior to and during the Term You have, and will become aware of, Confidential Information, the unauthorized disclosure of which may harm the Company. Accordingly, You agree that, except as expressly authorized by the Company or as reasonably necessary in order to fulfill Your duties under this Agreement, both during and after the Term, You will never communicate, divulge or use for the benefit of Yourself or any other person or entity, directly or indirectly, any Confidential Information discovered, conceived of, or disclosed, communicated or in any manner obtained by You or coming into Your possession prior to or during the Term. Upon termination of this Agreement for whatever reason or whenever requested by the Company, You will promptly deliver to the Company, and shall retain no copies of, all documents, media, records or other materials containing Confidential Information which are in Your possession or under Your control. Further, You agree that You will not, during Your employment with the Company, improperly use or disclose any proprietary information or trade secret of any former or concurrent employer, and that You will not bring onto the premises of the Company any unpublished document or any property belonging to any such former or concurrent employer unless consented to in writing by such former or concurrent employer.

         9.       Covenant Not to Compete.

                  For a period of two (2) years from and after the expiration or earlier termination of this Agreement, You will not, for any reason whatsoever, directly or indirectly, for Yourself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (a) engage, as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the current business or any related business of the Company, or any business to which it is reasonably foreseeable that the Company will enter, within 100 miles of where the Company anywhere conducts such business (the "Territory");

                  (b) call upon any person who is, at that time, within the Territory, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                  (c) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with the Company within the Territory; or

                  (d) call upon any prospective acquisition candidate, on Your own behalf or on behalf of any competitor, which candidate was either called upon by the Company or for which the Company made an acquisition analysis, for any purpose other than providing products or services of the Company.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit You from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

                  You expressly agree that the foregoing covenants impose a reasonable restraint on You in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and You that such covenants be construed and enforced in accordance with the changing activities and business of the Company throughout the term of the covenants. The covenants in this Section 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.



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                  Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this
                  Section 9 shall thereby be reformed. All of the covenants in this section 9 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by You against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. You specifically agree that the period of two (2) years stated at the beginning of this Section 9 shall be computed by excluding from such computation any time during which You are found by a court of competent jurisdiction to have been in violation of any provision of this Section 9. You expressly agree that the covenants set forth in this Section 9 are a material and substantial part of this Agreement.

         10.      The Company.

                  For purposes of Sections 8 and 9, above, the term "Company" shall include any parent, subsidiary, affiliated company or business predecessor to the Company.

         11.      Equitable Relief.

                  You expressly agree that the Company may not be adequately compensated by damages for a breach by You of any of the covenants contained in Sections 8 and 9, and You further agree that, in the event of a breach or threatened breach by You of any provision of Section 8 or 9 below, the Company shall be entitled to enforce the covenants contained in Section 8 or 9 by specific performance and to enjoin or restrain any such breach or threatened breach (without the necessity of posting a bond or other security in any action initiated for such relief), but nothing herein shall be construed as prohibiting the Company from pursuing any remedy available to the Company for such breach or threatened breach.

         12.      Notices.

                  Any notice to be given under this Agreement by either party shall be in writing and hand delivered (by courier or otherwise) or mailed via first class mail and by certified or registered mail with return receipt requested, and addressed to the other party at its address at the head of this Agreement or at such other address as such other party shall have given notice to the first party in accordance with the provisions of this Section.

         13.      Non-Waiver of Rights.

                  The failure to enforce, at any time, any of the provisions of this Agreement or to require, at any time, performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement. Any waiver of any provision of this Agreement shall be valid only if in writing signed by the party so waiving, and no waiver of a provision hereof in any given instance shall operate as a waiver of such provision in any other instance or the waiver of any other provision of this Agreement.

         14.      Severability.

                  The invalidity or inability to enforce any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         15.      Assignment.

                  This Agreement shall be binding upon, and shall inure to the benefit of, You and the Company and their respective executors, administrators, heirs, successors and permitted assigns. This Agreement shall not be assignable by You, in whole, or in part, without the written consent of the Company.

         16.      Governing Law.



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                  The validity, interpretation and construction hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excepting any rule thereof which would refer such matters to the law of any other jurisdiction.

         17.      Miscellaneous.

                  This Agreement embodies the entire agreement of the parties with respect to the matters within its scope and supersedes any prior oral or written agreements and understandings of the parties respecting same. This Agreement shall not be modifiable except in writing signed by both parties hereto, and the provisions hereof shall override any contrary or conflicting provisions in any acknowledgment, invoice or other document unilaterally issued by either party. The headings contained in this Agreement have been inserted solely for convenience of reference and shall be of no force or effect in the construction or interpretation of the provisions of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The remedies available to the Company for breach of this Agreement shall be cumulative, and nothing herein shall prevent the Company from pursuing any such remedies, whether inconsistent or otherwise.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized representative, and You have signed this Agreement, as of the day and year first above written.




                                    __________________________________________
                                    Larry D. Smyth



                                    SMYTH SYSTEMS, INC., a
                                    Delaware corporation



                                    By: _______________________________________
                                    Its: ______________________________________



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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                                (LARRY D. SMYTH)


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of this 22nd day of May, 1997, by and between Larry D. Smyth, whose address is 31301 Trigo Trail, Coto de Caza, California 92679 ("You" or the "Executive") and Smyth Systems, Inc., a Delaware corporation with its principal office at 7100 Whipple Avenue, N.W., Canton, Ohio (the "Company" or "Smyth's").

                                    RECITALS

         WHEREAS, You and the Company entered into that certain Employment Agreement on April 3, 1997 (the "Employment Agreement").

         WHEREAS, You and the Company each now desire to amend the Employment Agreement pursuant to the terms and conditions provided below.

         NOW THEREFORE, In consideration of the mutual agreements and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the You and the Company agree to amend the Employment Agreement as follows:

         1.       Compensation and Benefits - Bonus. The first sentence of
                  Section 4(b) of the Employment Agreement shall be amended and restated in its entirety, as follows:

                  "With respect to each year during the Term, and provided, in the sole discretion of the Board of Directors of the Company, You have been employed and have satisfactorily performed Your duties during the entire year, You shall be eligible to earn an annual bonus, payable in arrears, determined as of the end of the Companys fiscal year, in an amount equal to fifteen percent (15%) of the Company's pre-tax profits for each year which are in excess of $524,000 (the "Baseline")."

         2. The Employment Agreement. Except as expressly amended herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized representative, and You have signed this Amendment, as of the day and year first above written.




                                    ___________________________________________
                                    Larry D. Smyth



                                    SMYTH SYSTEMS, INC., a
                                    Delaware corporation



                                    By: _______________________________________
                                    Its: ______________________________________



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